Greenlane Announces Receipt of Nasdaq Listing Deficiency Notice

BOCA RATON, FL / ACCESSWIRE / November 27, 2023 / Greenlane Holdings, Inc. (“Greenlane” or the “Company”) (NASDAQ: GNLN), one of the largest global sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, announced it has received a notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) on November 22, 2023 indicating that the Company is not currently in compliance with Nasdaq’s Listing Rules (the “Listing Rules”) due to the Company’s inability to timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2023 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The Notice does not immediately affect the listing or trading of the Company’s securities. According to Listing Rule 5250(c)(1), the Company was required to file the Form 10-Q by November 14, 2023 (the “Due Date”). The Company previously reported its inability to file the Form 10-Q by the Due Date on Form 12b-25, which the Company filed with the SEC on November 15, 2023.

Nasdaq has informed the Company that, under the Listing Rules, the Company has 60 calendar days from receipt of the Notice to submit a plan to regain compliance with the Listing Rules. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Form 10-Q, or May 20, 2024, to regain compliance. However, there can be no assurance that Nasdaq will accept the Company’s plan to regain compliance or that the Company will be able to regain compliance within any extension period granted by Nasdaq or maintain compliance with the other continued listing requirements outlined in the Listing Rules. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq hearings panel.

The Company is working diligently to complete the Form 10-Q and anticipates filing the Form 10-Q as soon as possible.

About Greenlane Holdings, Inc.
Founded in 2005, Greenlane is a premier global platform for the development and distribution of premium smoking accessories, vape devices, and lifestyle products to thousands of producers, processors, specialty retailers, smoke shops, convenience stores, and retail consumers. We operate as a powerful family of brands, third-party brand accelerator, and an omnichannel distribution platform.
We proudly offer our own diverse brand portfolio including DaVinci Vaporizers, Higher Standards, Groove, and Eyce, and our exclusively licensed Marley Natural and K.Haring branded products. We also offer a carefully curated set of third-party products such as Storz & Bickel (Canopy-owned), Pax, VIBES, and CCELL through our direct sales channels and our proprietary, owned and operated e-commerce platforms which include Vapor.com, Vaposhop.com, DaVinciVaporizer.com, PuffItUp.com, EyceMolds.com, HigherStandards.com, and MarleyNaturalShop.com.

For additional information, please visit: investor.gnln.com For additional information, please visit: gnln.com

Investor Contact
ir@greenlane.com

Cautionary Statement Regarding Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. Such forward-looking statements include, without limitation, statements about the timing of the filing of the Form 10-Q. For a description of factors that may cause the

Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading "Risk Factors" included in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2022, the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 and the Company's other filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

Investor Contact:

IR@greenlane.com